As filed with the Securities and Exchange Commission on January 31, 2003
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                            POCAHONTAS BANCORP, INC.
             (exact name of registrant as specified in its charter)

          DELAWARE                     6711                      71-0806097
  (State of Incorporation)   (Primary standard industrial      (IRS Employer
 classification code number)                                Identification No.)

                                1700 E. Highland
                            Jonesboro, Arkansas 72401
                                 (870) 802-1700
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

                                  Dwayne Powell
                            Pocahontas Bancorp, Inc.
                                1700 E. Highland
                            Jonesboro, Arkansas 72401
                                 (870) 802-1700
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   Copies to:
   Robert B. Pomerenk, Esquire                  Robert Walker, Esquire
      Alan Schick, Esquire                    Jackie G. Prester, Esquire
Luse Gorman Pomerenk & Schick, P.C.    Baker, Donelson, Bearman & Caldwell, P.C.
    5335 Wisconsin Avenue, N.W.                First Tennessee Building
            Suite 400                          165 Madison, Suite 2000
     Washington, D.C. 20015                    Memphis, Tennessee 38103
         (202) 274-2000                            (901) 526-2000


        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
            with General Instruction G, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
   Title of Each
     Class of                         Proposed Maximum     Proposed Maximum    Amount of
 Securities to be     Amount to be   Offering Price Per   Aggregate Offering  Registration
    Registered       Registered (1)       Share (2)             Price (2)         Fee
------------------------------------------------------------------------------------------
Common Stock
  Par Value $.01....    290,200              N/A              $2,841,590         $300
------------------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares of common stock, par value $.01 per share, issuable by Pocahontas Bancorp, Inc. upon consummation of the Merger described herein, and computed based on the estimated maximum number of shares (290,200), including shares issuable upon the exercise of outstanding employee and director stock options, that may be exchanged for the securities being registered. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2) Pursuant to Rules 457(f)(2), the registration fee for the Pocahontas Bancorp, Inc. common stock is based on the book value of the shares of Marked Tree Bancshares, Inc. as of December 31, 2002 and computed based upon the estimated maximum number of such shares (2,794.145) that may be exchanged for the securities being registered.

            The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

      Article TENTH of the Registrant's Certificate of Incorporation provides for the following indemnification for Directors and Officers.

      A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

      C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

      D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

      E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 21. Exhibits & Financial Statement Schedules.

      (a)   Exhibits

            Number            Description
            ------            -----------

            (2) The Agreement and Plan of Merger (included as APPENDIX I to the Proxy Statement/Prospectus).

            (3)(a)      Certificate of Incorporation of Pocahontas Bancorp.(1)

            (3)(b)      By-laws of Pocahontas Bancorp.(2)

            (5) Legal Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation.

            (8)(a) Tax opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation.

            (8)(b) Form of Tax opinion of Baker, Donelson, Bearman & Caldwell, P.C.

            (10)(a) Employment Agreement between First Community Bank and Dwayne Powell.(3)

            (10)(b) Employment Separation Agreement and Release with Skip Martin.(4)

            (10)(c)     Stock Option Plan.(5)

            (10)(d)     Recognition and Retention Plan.(6)

            (10)(e)     Amended 401(k) Savings and Employee Stock Ownership
                        Plan.

            (10)(f) Restated Supplemental Retirement Income Agreement for Dwayne Powell.(8)

            (10)(g)     Amended and Restated Stock Option Plan.(9)

            (10)(h)     Amended and Restated Recognition and Retention Plan.(10)

            (10)(i) Agreement with Ralph P. Baltz amending his Director Supplemental Retirement Income Agreement.(11)

            (10)(j) Agreement with Dwayne Powell amending his Director Supplemental Retirement Income Agreement.(12)

            (10)(k) Agreement with Marcus Van Camp amending his Director Supplemental Retirement Income Agreement.(13)

            (10)(l) Agreement with Robert Rainwater amending his Director Supplemental Retirement Income Agreement.(14)

            (10)(m)     Agreement with Skip Martin.(15)

            (10)(n)     Separation Agreement with James A. Edington.(16)

            (13) Annual Report to Security Holders on Form 10-K (incorporated by reference to such reports as previously filed with the Commission).

            (23)(a)     Consent of Deloitte & Touche LLP.

            (23)(b) Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation (contained in Exhibits 5 and 8(a) included in the Form S-4).

            (23)(c) Consent of Baker, Donelson, Bearman & Caldwell, P.C. (contained in Exhibit 8(b) included in the Form S-4)

            (24)        Power of Attorney (included in the signature pages).

            (99) Form of proxy for the Special Meeting of Stockholders of Marked Tree Bancshares, Inc.

      (b)   Financial Statement Schedules - Not applicable.

      (c)   Not applicable.

      ----------

      (1) Incorporated by reference from Exhibit 3.1 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

      (2) Incorporated by reference from Exhibit 3.2 of the Form S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

      (3) Incorporated by reference from Exhibit 10.3 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

      (4) Incorporated by reference from a Current Report on Form 8-K/A, filed on March 25, 1999.

      (5) Incorporated by reference from Exhibit A to the proxy statement dated September 16, 1998 for the Annual Meeting of Stockholders held on October 23, 1998.

      (6) Incorporated by reference from Exhibit B to the Proxy Statement dated September 16, 1998 for the Annual Meeting of Stockholders held on October 23, 1998.

                                         (footnotes continued on following page)

      (7)   [Reserved]

      (8) Incorporated by reference from Exhibit 10.6 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

      (9) Incorporated by reference from Exhibit 10(g) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

      (10) Incorporated by reference from Exhibit 10(h) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

      (11) Incorporated by reference from Exhibit 10(i) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

      (12) Incorporated by reference from Exhibit 10(j) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

      (13) Incorporated by reference from Exhibit 10(k) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

      (14) Incorporated by reference from Exhibit 10(l) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

      (15) Incorporated by reference from Exhibit 10(m) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

      (16) Incorporated by reference from Exhibit 10(n) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

Item 22. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any factors or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss. 230.415) of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jonesboro, State of Arkansas, on January 30, 2003.

                                          POCAHONTAS BANCORP, INC.

Date: January 30, 2003
                                    By /s/ Dwayne Powell
                                       ----------------------------------
                                           Dwayne Powell
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      By so signing, each of the undersigned in his or her capacity as a director or officer, or both, as the case may be, of the Company, does hereby appoint Dwayne Powell, with full power of substitution, his or her true and lawful attorney or attorney in-fact and agent to execute in his or her name, place or stead, in his or her capacity as a director or officer or both as the case may be, of the Company, any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorney and each of them.

Signature              Title                                    Date
---------              -----                                    ----

/s/ Dwayne Powell
---------------------  President, Chief Executive Officer       January 30, 2003
Dwayne Powell          and Director
                       (Principal Executive Officer)

/s/ Terry Prichard
---------------------  Chief Financial Officer and Treasurer    January 30, 2003
Terry Prichard         (Principal Financial and Accounting
                       Officer)

/s/ Ralph P. Baltz
---------------------  Chairman of the Board and Director       January 31, 2003
Ralph P. Baltz


---------------------  Director                                 January __, 2003
A.J. Baltz, Jr.


---------------------  Director                                 January __, 2003
N. Ray Campbell

/s/ James A. Edington
---------------------  Director and Secretary                   January 31, 2003
James A. Edington

/s/ Marcus Van Camp
---------------------  Director                                 January 30, 2003
Marcus Van Camp

/s/ Robert Rainwater
---------------------  Director                                 January 31, 2003
Robert Rainwater

                                  EXHIBIT INDEX

      Number      Description
      ------      -----------

      (2) The Agreement and Plan of Merger (included as APPENDIX I to the Proxy Statement/Prospectus).

      (3)(a)      Certificate of Incorporation of Pocahontas Bancorp.(1)

      (3)(b)      By-laws of Pocahontas Bancorp.(2)

      (5) Legal Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation.

      (8) Tax opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation.

      (8)(b)      Form of Tax opinion of Baker, Donelson, Bearman & Caldwell,
                  P.C.

      (10)(a) Employment Agreement between First Community Bank and Dwayne Powell.(3)

      (10)(b)     Employment Separation Agreement and Release with Skip
                  Martin.(4)

      (10)(c)     Stock Option Plan.(5)

      (10)(d)     Recognition and Retention Plan.(6)

      (10)(e)     Amended 401(k) Savings and Employee Stock Ownership Plan.

      (10)(f) Restated Supplemental Retirement Income Agreement for Dwayne Powell.(8)

      (10)(g)     Amended and Restated Stock Option Plan.(9)

      (10)(h)     Amended and Restated Recognition and Retention Plan.(10)

      (10)(i) Agreement with Ralph P. Baltz amending his Director Supplemental Retirement Income Agreement.(11)

      (10)(j) Agreement with Dwayne Powell amending his Director Supplemental Retirement Income Agreement.(12)

      (10)(k) Agreement with Marcus Van Camp amending his Director Supplemental Retirement Income Agreement.(13)

      (10)(l) Agreement with Robert Rainwater amending his Director Supplemental Retirement Income Agreement.(14)

      (10)(m)     Agreement with Skip Martin.(15)

      (10)(n)     Separation Agreement with James A. Edington.(16)

      (13) Annual Report to Security Holders on Form 10-K (incorporated by reference to such reports as previously filed with the Commission)

      (23)(a)     Consent of Deloitte & Touche LLP

      (23)(b) Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation (contained in Exhibits 5 and 8 included in the Form S-4).

      (24)        Power of Attorney (included in the signature pages).

      (99) Form of proxy for the Special Meeting of Stockholders of Marked Tree Bancshares, Inc.

(b)   Financial Statement Schedules - Not applicable.

(c)   Not applicable.

----------

(1) Incorporated by reference from Exhibit 3.1 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

(2) Incorporated by reference from Exhibit 3.2 of the Form S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

(3) Incorporated by reference from Exhibit 10.3 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

(4) Incorporated by reference from a Current Report on Form 8-K/A, filed on March 25, 1999.

(5) Incorporated by reference from Exhibit A to the proxy statement dated September 16, 1998 for the Annual Meeting of Stockholders held on October 23, 1998.

(6) Incorporated by reference from Exhibit B to the Proxy Statement dated September 16, 1998 for the Annual Meeting of Stockholders held on October 23, 1998.

(7)   [Reserved]

(8) Incorporated by reference from Exhibit 10.6 of the S-1 Registration Statement, filed on December 23, 1997, Registration No. 333-43143.

(9) Incorporated by reference from Exhibit 10(g) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

(10) Incorporated by reference from Exhibit 10(h) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

(11) Incorporated by reference from Exhibit 10(i) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

(12) Incorporated by reference from Exhibit 10(j) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

(13) Incorporated by reference from Exhibit 10(k) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

(14) Incorporated by reference from Exhibit 10(l) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

(15) Incorporated by reference from Exhibit 10(m) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.

(16) Incorporated by reference from Exhibit 10(n) of the S-4 Registration Statement, filed on March 29, 2002, Registration No. 333-85222.